Exhibit 99.1

Investor Relations Contact

Monica Prokocki

VP of Investor Relations

602-767-2100

investor.relations@lifestance.com

LifeStance Reports Fourth Quarter and Full Year 2021 Results

SCOTTSDALE, Ariz. – March 10, 2022 – LifeStance Health Group, Inc. (NASDAQ: LFST), one of the nation’s largest providers of outpatient mental health care, today announced financial results for the fourth quarter and full year ended December 31, 2021.

(All results compared to prior-year comparative period, unless otherwise noted)

2021 Highlights and 2022 Outlook

•
Fourth quarter revenue increased 61% to $190.1 million and full year revenue of $667.5 million increased $290.3 million or 77%1 compared to revenue of $377.2 million in 2020 ($265.5 million for the Successor 2020 Period and $111.7 million for the Predecessor 2020 Period)
•
Clinician base increased 55% to 4,790 clinicians, including 415 net clinician adds in the fourth quarter and 1,693 for the full year
•
Net loss of $108.0 million in the fourth quarter and $307.2 million for the full year, primarily driven by stock and unit-based compensation
•
Adjusted EBITDA of positive $11.4 million in the fourth quarter and positive $49.2 million for the full year
•
Reaffirming expectation of low 30s revenue growth rate: Expecting full year 2022 revenue of $865 to $885 million, Center Margin of $240 to $255 million, and Adjusted EBITDA of $63 to $67 million

"2021 was a milestone year for LifeStance,” said Michael Lester, Chairman and CEO of LifeStance. “We were able to successfully drive significant topline growth and rapidly expand our clinician population. Our ability to deliver is a testament to our team, the strength of our strategic vision and the flexibility of our profitable hybrid model. I am pleased with our 2021 performance, and excited about our continued ability to help more people lead healthier, more fulfilling lives by improving access to trusted, affordable, and personalized mental healthcare."

Financial Highlights
	Successor					Predecessor
	Q4 2021	Q4 2020	Y/Y	FY 2021	April 13 to December 31, 2020	January 1 to May 14, 2020	Y/Y1
(in millions)
Total revenue	$190.1	$118.1	61%	$667.5	$265.5	$111.7	77%
(Loss) income from operations	(113.8)	3.9	(3,018%)	(286.4)	6.7	8.7
Center Margin	54.2	39.0	39%	201.5	86.3	32.9	69%
Net (loss) income and comprehensive (loss) income	(108.0)	(5.5)	1,864%	(307.2)	(13.1)	(24.9)
Adjusted EBITDA	11.4	16.5	(31%)	49.2	37.5	12.7	(2%)
As % of Total Revenue:
(Loss) income from operations	(59.9%)	3.3%		(42.9%)	2.5%	7.8%
Center Margin	28.5%	33.0%		30.2%	32.5%	29.5%
Net (loss) income and comprehensive (loss) income	(56.8%)	(4.7%)		(46.0%)	(4.9%)	(22.3%)
Adjusted EBITDA	6.0%	13.9%		7.4%	14.1%	11.4%

(All results compared to prior-year period, unless otherwise noted)

•
In the fourth quarter, total revenue grew 61% to $190.1 million, and for the full year, total revenue grew $290.3 million or 77%1 to $667.5 million to compared to revenue of $377.2 million ($265.5 million for the Successor 2020

Period and $111.7 million for the Predecessor 2020 Period). Strong revenue growth was supported by a 55% increase in net clinicians, driven by hiring and acquisitions.
•
In the fourth quarter, loss from operations was $113.8 million, and for the full year, loss from operations was $286.4 million, primarily driven by stock and unit-based compensation. In the fourth quarter, net loss was $108.0 million and for the full year, net loss was $307.2 million.
•
In the fourth quarter, Center Margin grew 39% to $54.2 million, or 28.5% of total revenue. For the full year, Center Margin grew 69%1 to $201.5 million, or 30.2% of total revenue. Center Margin as a percentage of revenue declined as new clinicians ramp to maturity.
•
In the fourth quarter, Adjusted EBITDA declined 31% to $11.4 million, or 6.0% of total revenue. For the full year, Adjusted EBITDA declined 2%1 to $49.2 million, or 7.4% of total revenue. Adjusted EBITDA as a percentage of revenue declined due to the decrease in Center Margin as well as planned investments in growth initiatives and public company infrastructure.

Strategy and Key Developments

In 2021, LifeStance took the following actions to support the Company's strategy to expand into new markets, build market density and offer a technology-enabled experience for our patients and clinicians including:

•
Drove 55% year-over-year growth in the clinician base to 4,790 with the addition of 415 net clinicians in the quarter and 1,693 net clinicians for the full year, demonstrating that the company’s value proposition is resonating
•
Continued to enhance the clinician value proposition, including creating an ownership mentality by including clinicians in the company's employee long-term incentive program, which was announced in the fourth quarter
•
Expanded into Rhode Island in the fourth quarter, the company's sixth new state during 2021. LifeStance now serves 32 states nationwide as the company continues to expand its virtual and in-person presence nationwide
•
Completed seven acquisitions in the fourth quarter and 24 for the full year, bringing the total since inception to 77 as the company continues to expand into new markets, build market density and grow its clinician base
•
Opened 14 de novo centers in the fourth quarter and 106 for the full year; achieved milestone of opening 200th de novo location, bringing total centers to approximately 500, further strengthening the company's first-mover advantage; introduced enhanced spatial design for new de novo locations
•
Completed initial public offering on the Nasdaq Global Select Market on June 10, 2021
•
Strengthened management team by hiring J. Michael Bruff as Chief Financial Officer and Felicia Gorcyca as Chief People Officer and made investments in the team including digital, human resources, finance, and other corporate functions to scale the organization
•
Appointed a new independent director, Seema Verma, to the company’s Board of Directors; Verma is a leading national health policy expert with over two decades of experience in the healthcare industry, having most recently served as administrator for the Centers for Medicare & Medicaid Services
•
Certified by Great Place to Work®, the global authority on workplace culture, employee experience and leadership behaviors proven to deliver market-leading revenue, employee retention and increased innovation
•
Established the LifeStance Health Foundation with an initial endowment of $10.0 million; awarded over $400,000 to national and regional nonprofit organizations, including The Mental Health Coalition to help end the stigma around mental health conditions and the U.S. Olympic & Paralympic Foundation in support of athletes' mental health

Balance Sheet, Cash Flow and Capital Allocation

LifeStance provided $9.4 million cash flow from operations during 2021, which included IPO-related payments and interest payments on long-term debt.

The company ended the fourth quarter with cash of $148.0 million, net long-term debt of $157.4 million and full availability of its $20.0 million revolving credit facility.

2022 Guidance

LifeStance is reiterating its preliminary outlook for 2022 revenue growth rate in the low 30s and Adjusted EBITDA dollar growth rate on pace with, or slightly greater than, revenue. The company expects full year revenue of $865 to $885 million, Center Margin of $240 to $255 million, and Adjusted EBITDA of $63 to $67 million.

For the first quarter of 2022, the company expects total revenue of $195 to $200 million, Center Margin of $50 to $54 million, and Adjusted EBITDA of $7 to $10 million. This reflects an estimated revenue impact from Omicron in the range of $3 to $7 million in the first quarter.

“Our 2022 guidance reflects our continued confidence in our ability to execute on our profitable growth strategy, significantly expand our clinician population, and deliver best-in-class outpatient mental health services,” said Lester. “Our unique hybrid model provides competitive advantages in meeting patient and clinician needs, as well as operational flexibility. While we believe the long-term mix of virtual versus in-person visits will be around 50/50, our mix of telehealth visits is currently over 80%. Therefore, we plan to strategically moderate our de novo center openings in the second half of 2022 to improve profitability. We expect to open 80 to 90 de novo centers this year, compared to over 100 last year. Given the flexibility of our hybrid model, we can flex the pace of physical location expansion based on current and projected patient and clinician demand for in-person visits, while continuing to aggressively grow our total clinician base, which is the primary driver of revenue growth. LifeStance is uniquely positioned to support patients both in-person and virtually, and we believe that this is a significant advantage for our patients, for our clinicians and for our shareholders.”

Footnotes:

(1)
Reflects a year-over-year comparison to the same period in the prior year which includes the summation of the Predecessor Period January 1, 2020 to May 14, 2020 and Successor Period of April 13 to December 31, 2020. This is not intended to be a substitute for financial reporting periods presented in accordance with GAAP. For the period from April 13, 2020 through May 14, 2020, the operations of LifeStance TopCo, L.P. (Successor) were limited to those incident to its formation and the acquisition of LifeStance Health, LLC by affiliates of TPG Inc., which were not significant. Earnings from April 13 to May 14 were reflected in the Predecessor 2020 Period.

Conference Call, Webcast Information, and Presentations

LifeStance will hold a conference call today, March 10, at 4:30 p.m. Eastern Time to discuss fourth quarter and full year 2021 results. Investors who wish to participate in the call should dial 1-888-660-0230, domestically, or 1-409-217-8218, internationally, approximately 10 minutes before the call begins and provide conference ID number 7577495 or ask to be joined into the LifeStance call. A real-time audio webcast can be accessed via the Events and Presentations section of the LifeStance Investor Relations website (https://investor.lifestance.com), where related materials will be posted prior to the conference call.

About LifeStance Health Group, Inc.

Founded in 2017, LifeStance (NASDAQ: LFST) is reimagining mental health. We are one of the nation’s largest providers of virtual and in-person outpatient mental health care for children, adolescents and adults experiencing a variety of mental health conditions. Our mission is to help people lead healthier, more fulfilling lives by improving access to trusted, affordable, and personalized mental healthcare. LifeStance employs approximately 4,800 psychiatrists, advanced practice nurses, psychologists and therapists and operates across 32 states and approximately 500 centers. To learn more, please visit www.LifeStance.com.

We routinely post information that may be important to investors on the “Investor Relations” section of our website at investor.lifestance.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Forward-Looking Statements

Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These statements include, but are not limited to full-year and first-quarter guidance, statements about the company’s financial position; business plans and objectives; general economic and industry trends; operating results; and working capital and liquidity and other statements contained in this presentation that are not historical facts. When used in this press release and on the related teleconference, words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us are intended to identify forward-looking statements. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; our ability to recruit new clinicians and retain existing clinicians; if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be harmed; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with affiliated practices, which we do not own, to provide health care services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business, results of operations and financial condition would be harmed; the impact of health care reform legislation and other changes in the healthcare industry and in health care spending on us is currently unknown, but may harm our business; if our or our vendors’ security measures fail or are breached and unauthorized access to our employees’, patients’ or partners’ data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; our existing indebtedness could adversely affect our business and growth prospects; and other risks and uncertainties set forth under “Risk Factors” included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021. LifeStance does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based, except as otherwise required by law.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, including Center Margin, Adjusted EBITDA, and Adjusted EBITDA margin. Tables showing the reconciliation of these non-GAAP financial measures to the comparable GAAP measures are included at the end of this release. Management believes these non-GAAP financial measures are useful in evaluating the company’s operating performance, and may be helpful to securities analysts, institutional investors and other interested parties in understanding the company’s operating performance and prospects. These non-GAAP financial measures, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. Therefore, the company’s non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, such as net income (loss) or income (loss) from operations.

Center Margin and Adjusted EBITDA anticipated for the first quarter of 2022 and full year 2022 are calculated in a manner consistent with the historical presentation of these measures at the end of this release. Reconciliation for the forward-looking first quarter of 2022 and full year 2022 Center Margin and Adjusted EBITDA guidance is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. As such, LifeStance management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results.

# # # #

Consolidated Financial Information and Reconciliations

CONSOLIDATED BALANCE SHEETS

(In thousands, except for par value)

	Successor
	December 31, 2021	December 31, 2020
CURRENT ASSETS
Cash and cash equivalents	$148,029	$18,829
Patient accounts receivable, net	76,078	43,706
Prepaid expenses and other current assets	42,413	13,745
Total current assets	266,520	76,280
NONCURRENT ASSETS
Property and equipment, net	152,242	59,349
Intangible assets, net	300,355	332,796
Goodwill	1,204,544	1,098,659
Deposits	3,448	2,647
Total noncurrent assets	1,660,589	1,493,451
Total assets	$1,927,109	$1,569,731
LIABILITIES, REDEEMABLE UNITS AND STOCKHOLDERS'/MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$14,152	$7,688
Accrued payroll expenses	60,002	38,024
Other accrued expenses	26,510	14,685
Current portion of contingent consideration	14,123	10,563
Other current liabilities	1,965	4,961
Total current liabilities	116,752	75,921
NONCURRENT LIABILITIES
Long-term debt, net	157,416	362,534
Other noncurrent liabilities	50,325	11,363
Contingent consideration, net of current portion	3,307	5,851
Deferred tax liability, net	54,281	81,226
Total noncurrent liabilities	265,329	460,974
Total liabilities	$382,081	$536,895
COMMITMENT AND CONTINGENCIES (see Note 18)
REDEEMABLE UNITS
Redeemable Class A units – 0 and 35,000 units authorized, issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	—	35,000
STOCKHOLDERS’/MEMBERS’ EQUITY
Common units A-1 – 0 and 959,563 units authorized, issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	—	959,563
Common units A-2 – 0 and 49,946 units authorized, issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	—	49,946
Common units B – 0 and 179,000 units authorized as of December 31, 2021 and December 31, 2020, respectively; 0 units issued and outstanding as of December 31, 2021 and December 31, 2020	—	—
Preferred stock – par value $0.01 per share; 25,000 and 0 shares authorized as of December 31, 2021 and December 31, 2020, respectively; 0 shares issued and outstanding as of December 31, 2021 and December 31, 2020	—	—
Common stock – par value $0.01 per share; 800,000 and 0 shares authorized as of December 31, 2021 and December 31, 2020, respectively; 374,255 and 0 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	3,743	—
Additional paid-in capital	1,898,357	1,452
Accumulated deficit	(357,072)	(13,125)
Total stockholders'/members’ equity	1,545,028	997,836
Total liabilities, redeemable units and stockholders’/members’ equity	$1,927,109	$1,569,731

CONSOLIDATED STATEMENTS OF INCOME/(LOSS) AND COMPREHENSIVE INCOME/(LOSS)

(In thousands, except for Net Loss per Share)

	Successor		Predecessor
	Year Ended December 31, 2021	April 13 to December 31, 2020*	January 1 to May 14, 2020	Year Ended December 31, 2019
TOTAL REVENUE	$667,511	$265,556	$111,661	$212,518
OPERATING EXPENSES
Center costs, excluding depreciation and amortization shown separately below	466,003	179,264	78,777	150,122
General and administrative expenses	433,725	51,841	20,854	41,060
Depreciation and amortization	54,136	27,710	3,335	6,095
Total operating expenses	$953,864	$258,815	$102,966	$197,277
(LOSS) INCOME FROM OPERATIONS	$(286,353)	$6,741	$8,695	$15,241
OTHER INCOME (EXPENSE)
(Loss) gain on remeasurement of contingent consideration	(2,610)	(576)	322	229
Transaction costs	(3,762)	(3,937)	(33,247)	(2,186)
Interest expense	(38,911)	(19,112)	(3,020)	(5,409)
Other expense	(1,469)	(263)	(14)	—
Total other expense	$(46,752)	$(23,888)	$(35,959)	$(7,366)
(LOSS) INCOME BEFORE INCOME TAXES	(333,105)	(17,147)	(27,264)	7,875
INCOME TAX BENEFIT (PROVISION)	25,908	4,022	2,319	(2,206)
NET (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME	$(307,197)	$(13,125)	$(24,945)	$5,669
Accretion of Redeemable Class A units	(36,750)	—	—	—
Accretion of Series A-1 redeemable convertible preferred units (Note 12)	—	—	(272,582)	(62,975)
Cumulative dividend on Series A redeemable convertible preferred units (Note 12)	—	—	(662)	(1,598)
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS/MEMBERS	$(343,947)	$(13,125)	$(298,189)	$(58,904)
NET LOSS PER SHARE, BASIC AND DILUTED	(1.05)	(0.04)
Weighted-average shares used to compute basic and diluted net loss per share	327,523	302,335

* For the period from April 13, 2020 through May 14, 2020, the operations of LifeStance TopCo, L.P. (Successor) were limited to those incident to its formation and the acquisition of LifeStance Health, LLC by affiliates of TPG Inc. (the "TPG Acquisition"), which were not significant. Earnings from April 13 to May 14 were reflected in the Predecessor 2020 Period.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Successor		Predecessor
	Year Ended December 31, 2021	April 13 to December 31, 2020*	January 1 to May 14, 2020	Year Ended December 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(307,197)	$(13,125)	$(24,945)	$5,669
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	54,136	27,710	3,335	6,095
Stock and unit-based compensation	259,439	1,452	—	54
Deferred income taxes	(26,945)	(4,156)	(2,345)	1,760
Loss on debt extinguishment	14,440	3,066	—	—
Amortization of debt issue costs	1,797	759	215	707
Loss (gain) on remeasurement of contingent consideration	2,610	576	(322)	(229)
Endowment of shares to LifeStance Health Foundation	9,000	—	—	—
Change in operating assets and liabilities, net of businesses acquired:
Patient accounts receivable	(24,213)	(8,183)	(5,122)	(5,759)
Prepaid expenses and other current assets	(29,121)	(1,101)	(4,526)	(2,233)
Accounts payable	623	2,467	(1,638)	2,535
Accrued payroll expenses	15,265	58	8,753	5,201
Other accrued expenses	39,586	(31,492)	40,031	3,248
Net cash provided by (used in) operating activities	9,420	(21,969)	13,436	17,048
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(94,492)	(25,262)	(12,804)	(14,314)
Acquisition of Predecessor, net of cash acquired	—	(646,694)	—	—
Acquisitions of businesses, net of cash acquired	(99,584)	(164,135)	(12,274)	(59,061)
Net cash used in investing activities	(194,076)	(836,091)	(25,078)	(73,375)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from initial public offering, net of underwriters discounts and commissions and deferred offering costs	548,905	—	—	—
Issuance of common units to new investors	1,000	21,000	—	—
Contributions from Members related to acquisition of Predecessor	—	633,585	—	—
Repurchase of Series A redeemable convertible preferred units	—	—	(1,000)	—
Proceeds from long-term debt	98,800	392,064	74,350	55,938
Payments of debt issue costs	(2,360)	(8,684)	(650)	(1,964)
Payments of long-term debt	(311,390)	(156,785)	(18,222)	(488)
Prepayment for debt paydown	(8,820)	—	—	—
Payments of contingent consideration	(12,279)	(4,291)	(19,093)	(5,023)
Net cash provided by financing activities	313,856	876,889	35,385	48,463
NET INCREASE IN CASH AND CASH EQUIVALENTS	129,200	18,829	23,743	(7,864)
Cash and Cash Equivalents - Beginning of period	18,829	—	3,481	11,345
CASH AND CASH EQUIVALENTS – END OF PERIOD	$148,029	$18,829	$27,224	$3,481
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$22,415	$14,292	$2,857	$4,582
Cash paid for taxes	$1,093	$221	$25	$254
SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES
Equipment financed through capital leases	$1,438	$109	$415	$787
Contingent consideration incurred in acquisitions of businesses	$10,685	$10,220	$3,788	$22,868
Acquisition of property and equipment included in liabilities	$15,845	$4,465	$2,718	$1,249
Issuance of Series A redeemable convertible preferred units for acquisitions of businesses	$—	$—	$—	$5,770
Issuance of common units for convertible promissory note conversion	$—	$511	$—	$—
Issuance of common units for acquisitions of businesses	$1,486	$7,590	$—	$—
Taxes related to net share settlement of equity awards included in liabilities	$441	$—	$—	$—

* For the period from April 13, 2020 through May 14, 2020, the operations of LifeStance TopCo, L.P. (Successor) were limited to those incident to its formation and the TPG Acquisition, which were not significant. Earnings from April 13 to May 14 were reflected in the Predecessor 2020 Period.

RECONCILIATION OF (LOSS) INCOME FROM OPERATIONS TO CENTER MARGIN

	Successor		Predecessor
	Year Ended December 31, 2021	April 13 to December 31, 2020	January 1 to May 14, 2020	Year Ended December 31, 2019
(in thousands)
(Loss) income from operations	$(286,353)	$6,741	$8,695	$15,241
Adjusted for:
Depreciation and amortization	54,136	27,710	3,335	6,095
General and administrative expenses (1)	433,725	51,841	20,854	41,060
Center Margin	$201,508	$86,292	$32,884	$62,396
(1)
Represents salaries, wages and employee benefits for our executive leadership, finance, human resources, marketing, billing and credentialing support and technology infrastructure and stock and unit-based compensation for all employees.

RECONCILIATION OF NET (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME TO ADJUSTED EBITDA

	Successor		Predecessor
	Year Ended December 31, 2021	April 13 to December 31, 2020	January 1 to May 14, 2020	Year Ended December 31, 2019
(in thousands)
Net (loss) income and comprehensive (loss) income	$(307,197)	$(13,125)	$(24,945)	$5,669
Adjusted for:
Interest expense	38,911	19,112	3,020	5,409
Depreciation and amortization	54,136	27,710	3,335	6,095
Income tax (benefit) provision	(25,908)	(4,022)	(2,319)	2,206
Loss (gain) on remeasurement of contingent consideration	2,610	576	(322)	(229)
Stock and unit-based compensation expense	259,439	1,452	—	54
Management fees (1)	1,445	142	14	—
Loss on disposal of assets	24	121	—	—
Transaction costs (2)	3,762	3,937	33,247	2,186
Offering related costs (3)	8,747	—	—	—
Endowment to the LifeStance Health Foundation	10,000	—	—	—
Other expenses (4)	3,185	1,567	635	3,010
Adjusted EBITDA	$49,154	$37,470	$12,665	$24,400

(1)
Represents management fees paid to certain of our executive officers and affiliates of our principal stockholders pursuant to the management services agreement entered into in connection with the TPG Acquisition. During the year ended December 31, 2021, the management services agreement terminated in connection with the IPO and we were required to pay a one-time fee of $1.2 million to such parties.
(2)
Primarily includes capital markets advisory, consulting, accounting and legal expenses related to our acquisitions and costs related to the TPG Acquisition. Of the transaction costs incurred in the period from January 1, 2020 to May 14, 2020 (Predecessor), $32.9 million relate to the TPG Acquisition.
(3)
Primarily includes non-recurring incremental professional services, such as accounting and legal, and directors' and officers' insurance incurred in connection with the IPO.
(4)
Primarily includes costs incurred to consummate or integrate acquired centers, certain of which are wholly owned and certain of which are affiliated practices, in addition to the compensation paid to former owners of acquired centers and related expenses that are not reflective of the ongoing operating expenses of our centers. Acquired center integration and other are components of general and administrative expenses included in our consolidated statements of income/(loss) and comprehensive income/(loss). Former owner fees and impairment on loans are components of center costs, excluding depreciation and amortization included in our consolidated statements of income/(loss) and comprehensive income/(loss).